Exhibit 10.1

EMPLOYMENT AGREEMENT BETWEEN

R. DENNIS HENNETT AND GREER STATE BANK

First Amendment

WHEREAS, Greer State Bank (“Employer”) and R. Dennis Hennett (“Employee”) executed an employment agreement (the “Agreement”) on January 2, 1989; and

WHEREAS, Employer wishes to amend the Agreement; and

WHEREAS, Section 12 of the Agreement allows for modification of the Agreement by a written instrument signed by Employee and Employer;

NOW, THEREFORE, Employer and Employee mutually do covenant and agree to make the following amendments to the Agreement, each of which shall be effective as of January 1, 2005:

1. The following new paragraph is added immediately at the end of Section 2:

“Notwithstanding the foregoing provisions of this Section 2, if, upon its election to terminate Employee, Employer’s Board of Directors elects to pay Employee separation pay as provided above, in no case may the aggregate value of such payments exceed two times the lesser of:

(a)	The sum of the Employee’s annual compensation (as defined in Treasury Regulation §1.415-2(d)(2)) for services provided to the Employer as an employee and the Employee’s net earnings from self-employment (as defined in § 1402(a)(1)) of the Internal Revenue Code of 1986, as amended (the ‘Code’) for services provided to the Employer as an independent contractor, each for the calendar year preceding the calendar year in which the Employee has a separation from service from Employer; or

(b)	The maximum amount that may be taken into account under a qualified plan pursuant to § 401(a)(17) of the Code for such year.

The foregoing limitation is included to ensure that the payment of separation pay to the Employee does not constitute deferred compensation to which the provisions of § 409A of the Code would apply.”

2. The following new sentence is hereby added at the end of Section 5:

“If Employer decides, in its sole discretion, to pay Employee a bonus for a particular year, Employer shall pay such amount in full within sixty (60) days of the end of the year for which the bonus has been awarded.”

IN WITNESS WHEREOF, Employer and Employee have caused this amendment to the above-referenced Employment Agreement to be adopted and this document executed this 31st day of July, 2007.

IN THE PRESENCE OF:	GREER STATE BANK (Employer)

/s/ David Faucette	By:	/s/ David M. Rogers
David M. Rogers
/s/ J. Richard Medlock		Chairman of the Board

/s/ Tammy S. Budove	/s/ R. Dennis Hennett
R. Dennis Hennett (Employee)

/s/ Karen M. Corn

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